JOINT FILING STATEMENT	EXHIBIT A
Each of the undersigned agrees that (i) the statement on Schedule 13D relating to the Common Units of Regency Energy Partners LP has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 to apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.
February 8, 2006

REGENCY ACQUISITION LP
By:	Regency Holdings LLC, general partner

	By:	/s/ Jason Downie
Jason Downie, Vice President

REGENCY HOLDINGS LLC
By:	/s/ Jason Downie
Jason Downie, Vice President

HMTF REGENCY, L.P.
By:	HMTF Regency, L.L.C.

	By:	/s/ Jason Downie
Jason Downie, Vice President

HMTF Regency, L.L.C.
By:	/s/ Jason Downie
Jason Downie, Vice President

HICKS, MUSE, TATE & FURST EQUITY FUND V, L.P.
By:	HM5/GP LLC, its general partner

	By:	/s/ Eric Allen
Eric Allen, Assistant Secretary and
General Counsel

Exhibit A-1

HM5/GP LLC
By:	/s/ Eric Allen
Eric Allen, Assistant Secretary and
General Counsel

/s/ John R. Muse
John R. Muse

Exhibit A-2